Investor and Media Inquiries: Dave Faupel dave.faupel@prth.com Priority Technology Holdings, Inc. to Participate in the 33rd Annual Roth Conference on March 15, 2021 In Advance of the Scheduled Release of Financial Results on March 16, 2021, Unaudited 2020 Financial Results and 2021 Financial Guidance are Being Disclosed ALPHARETTA, GA - March 10, 2021 -- Priority Technology Holdings, Inc. (NASDAQ: PRTH) (“Priority” or the “Company”), a leading provider of merchant acquiring, integrated payment software and commercial payment solutions, today announced that it is participating in the 33rd Annual Roth Conference on March 15, 2021. Priority's Chairman and Chief Executive Officer Tom Priore and other company representatives will participate in one-on-one meetings with investors and analysts during the conference. To schedule a one-on-one meeting with Priority, please contact your Roth representative. A copy of the investor presentation will be available on our website on March 15, 2021. In these meetings, the Company may be discussing the following unaudited fourth quarter and full year 2020 financial results and financial guidance for 2021. Fourth Quarter 2020 Unaudited Results Financial highlights of the fourth quarter of 2020 compared with the fourth quarter of 2019, are as follows: • Revenue of $106.1 million increased 8.1% from $98.2 million. • Adjusted EBITDA (a non-GAAP measure1) of $18.2 million increased 12.7% from $16.2 million. The fourth quarter of 2019 includes the results of the RentPayment business sold to MRI Software ("MRI") in September 2020. The fourth quarter of 2020 results compared with the fourth quarter of 2019, excluding the RentPayment business, are as follows: • Revenue increased 12.3% from $94.5 million. • Adjusted EBITDA (a non-GAAP measure1) increased 35.2% from $13.6 million. Full Year 2020 Unaudited Results Financial highlights of the full year 2020 compared with the full year 2019, are as follows: 1

• Revenue of $404.3 million increased 8.7% from $371.9 million. • Adjusted EBITDA (a non-GAAP measure1) of $70.3 million increased 19.4% from $58.9 million. The consolidated results include the results of the RentPayment business from March 1, 2019 through September 22, 2020. The results for full year 2020 compared with the results for full year 2019, excluding the RentPayment business, are as follows: • Revenue of $392.3 million increased 8.9% from $360.2 million. • Adjusted EBITDA (a non-GAAP measure1) of $62.1 million increased 25.0% from $49.7 million. Full Year 2021 Financial Guidance The Company expects the full year 2021 results, before any increases related to its anticipated acquisition of Finxera Holdings, Inc., to include: • Revenue in a range between $450 to $470 million, a growth of 15% to 20% above 2020 revenue of $392.3 million, excluding RentPayment. • Adjusted EBITDA (a non-GAAP measure1) in a range between $76 to $80 million, a growth of 22% to 29% above 2020 adjusted EBITDA of $62.1 million, excluding RentPayment. (1) See “Non-GAAP Financial Measures” and the reconciliations of Adjusted EBITDA to their most comparable GAAP measures provided within the attached financial schedules. Results With and Without RentPayment Summary reconciliations of actual financial results for each quarter and full year 2020 (unaudited) and 2019 with actual results excluding the RentPayment business sold in September 2020 are included within the attached financial schedules. Non-GAAP Financial Measures This communication includes certain non-GAAP financial measures that we regularly review to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions. We believe these non-GAAP measures help to illustrate the underlying financial and business trends relating to our results of operations and comparability between current and prior periods. We also use these non-GAAP measures to establish and monitor operational goals. However, these non-GAAP measures are not superior to or a substitute for prominent measurements calculated in accordance with GAAP. Rather, the non-GAAP measures are meant to be a complement to understanding measures prepared in accordance with GAAP. EBITDA, Adjusted EBITDA and Consolidated Adjusted EBITDA EBITDA and adjusted EBITDA are performance measures. EBITDA is earnings before interest, income tax, and depreciation and amortization expenses (“EBITDA”). Adjusted EBITDA begins with EBITDA 2 but further excludes certain non-cash costs, such as stock-based compensation and the write-off of the carrying value of investments or other assets, as well as debt extinguishment and modification expenses and other expenses and income items considered non-recurring, such as acquisition integration expenses, certain professional fees, and litigation settlements. Consolidated adjusted EBITDA, which is a liquidity measure used in determining our total net leverage ratio, is adjusted EBITDA further adjusted for items specified in the definition of consolidated adjusted EBITDA within our debt agreements, which include the pro-forma impact of acquisitions and dispositions and other specified adjustments. We review the non-GAAP adjusted EBITDA measure to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions. We review the non-GAAP consolidated adjusted EBITDA to evaluate compliance with our total net leverage ratio at each measurement period. The reconciliation of adjusted EBITDA to its most comparable GAAP measure is provided within the attached financial schedules. Priority does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for various cash and non-cash reconciling items that would be difficult to predict with reasonable accuracy. For example, stock-based compensation expense would be difficult to estimate because it depends on the Company’s future hiring and retention needs, as well as the future fair market value of the Company’s common stock, all of which are difficult to predict and subject to constant change. As a result, the Company does not believe that a GAAP reconciliation would provide meaningful supplemental information about the Company’s outlook. Forward-Looking Statements This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as "may," "will," "should," "anticipates," "believes," "expects," "plans," "future," "intends," "could," "estimate," "predict," "projects," "targeting," "potential" or "contingent," "guidance," "anticipates," "outlook" or words of similar meaning. These forward-looking statements include, but are not limited to, our 2021 outlook. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. These forward-looking statements may include, but are not limited to, statements about the effects of the COVID-19 pandemic on our revenues and financial operating results. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein. We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking 3 statements made in this press release in the context of the risks and uncertainties disclosed in our Securities and Exchange Commission ("SEC") filings, including our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q filed with the SEC on March 30, 2020 and November 13, 2020, respectively. These filings are available online at www.sec.gov or www.PRTH.com. We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward- looking statements. We qualify all of our forward-looking statements by these cautionary statements. 4

PRIORITY TECHNOLOGY HOLDINGS, INC.
Non-GAAP Financial Measures
Unaudited

	(in thousands) Twelve Months Ended December 31, 2020			*(in thousands)* Twelve Months Ended December 31, 2019		
	Consolidated	**RentPayment**	**Excl RentPayment**	**Consolidated**	**RentPayment**	**Excl RentPayment**
Revenues	$ 404,342	$ 12,042	$ 392,300	$ 371,854	$ 11,694	$ 360,160
Operating Expenses:						
Costs of services	277,374	1,362	276,012	252,569	1,166	251,403
Salary and employee benefits	39,507	1,649	37,858	42,214	882	41,332
Depreciation and amortization	40,775	3,668	37,107	39,092	4,031	35,061
Selling, general and administrative	25,825	3,538	22,287	30,795	3,340	27,455
Total operating expenses	383,481	10,217	373,264	364,670	9,419	355,251
Income from operations	20,861	1,825	19,036	7,184	2,275	4,909
Depreciation and amortization	40,775	3,668	37,107	39,092	4,031	35,061
Other income, net	807	—	807	710	—	710
Net income attributable to NCIs	(250)	—	(250)	—	—	—
Non-cash stock-based compensation	2,430	—	2,430	3,652	—	3,652
Legal and professional fees	1,941	—	1,941	6,353	—	6,353
Legal settlements	(719)	100	(819)	(377)	—	(377)
Acquisition integration services	2,628	2,628	—	2,910	2,910	—
Intangible carrying value adjustment	1,753	—	1,753	—	—	—
Change in FV of contingent consideration	(360)	—	(360)	(620)	—	(620)
Write-down of note receivable	467	—	467	—	—	—
Adjusted EBITDA	**$ 70,333**	**$ 8,221**	**$ 62,112**	**$ 58,904**	**$ 9,216**	**$ 49,688**

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PRIORITY TECHNOLOGY HOLDINGS, INC.
Non-GAAP Financial Measures
Unaudited

	(in thousands) Fourth Quarter 2020			*(in thousands)* Fourth Quarter 2019		
	Consolidated	**RentPayment (1)**	**Excl RentPayment**	**Consolidated**	**RentPayment**	**Excl RentPayment**
Revenues	$ 106,091	$ (76)	$ 106,167	$ 98,183	$ 3,636	$ 94,547
Operating Expenses:						
Costs of services	73,641	(7)	73,648	66,742	362	66,380
Salary and employee benefits	9,812	23	9,789	10,291	441	9,850
Depreciation and amortization	9,889	—	9,889	10,329	1,208	9,121
Selling, general and administrative	6,520	(113)	6,633	9,764	1,935	7,829
Total operating expenses	99,862	(97)	99,959	97,126	3,946	93,180
Income (loss) from operations	6,229	21	6,208	1,057	(310)	1,367
Depreciation and amortization	9,889	—	9,889	10,329	1,208	9,121
Other income, net	182	—	182	187	—	187
Net income attributable to NCIs	(50)	—	(50)	—	—	—
Non-cash stock-based compensation	803	—	803	298	—	298
Legal and professional fees	416	—	416	3,173	—	3,173
Legal settlements	3	—	3	34	—	34
Acquisition integration services	(119)	(119)	—	1,723	1,723	—
Intangible carrying value adjustment	773	—	773	—	—	—
Change in FV of contingent consideration	(360)	—	(360)	(620)	—	(620)
Write-down of note receivable	467	—	467	—	—	—
Adjusted EBITDA	**$ 18,233**	**$ (98)**	**$ 18,331**	**$ 16,181**	**$ 2,621**	**$ 13,560**

(1) RentPayment activity in the fourth quarter of 2020 relates to finalization of pre-sale operations.

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PRIORITY TECHNOLOGY HOLDINGS, INC.
Non-GAAP Financial Measures
Unaudited

	(in thousands) Third Quarter 2020			*(in thousands)* Third Quarter 2019		
	Consolidated	**RentPayment**	**Excl RentPayment**	**Consolidated**	**RentPayment**	**Excl RentPayment**
Revenues	$ 108,962	$ 3,883	$ 105,079	$ 93,883	$ 3,652	$ 90,231
Operating Expenses:						
Costs of services	74,971	497	74,474	63,718	342	63,376
Salary and employee benefits	10,010	580	9,430	10,668	395	10,273
Depreciation and amortization	10,251	1,238	9,013	10,077	1,206	8,871
Selling, general and administrative	6,688	1,261	5,427	6,695	592	6,103
Total operating expenses	101,920	3,576	98,344	91,158	2,535	88,623
Income from operations	7,042	307	6,735	2,725	1,117	1,608
Depreciation and amortization	10,251	1,238	9,013	10,077	1,206	8,871
Other income, net	190	—	190	158	—	158
Net income attributable to NCIs	(200)	—	(200)	—	—	—
Non-cash stock-based compensation	601	—	601	1,171	—	1,171
Legal and professional fees	560	—	560	853	—	853
Legal settlements	(801)	—	(801)	(100)	—	(100)
Acquisition integration services	1,012	1,012	—	441	441	—
Intangible carrying value adjustment	980	—	980	—	—	—
Adjusted EBITDA	**$ 19,635**	**$ 2,557**	**$ 17,078**	**$ 15,325**	**$ 2,764**	**$ 12,561**

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PRIORITY TECHNOLOGY HOLDINGS, INC.
Non-GAAP Financial Measures
Unaudited

	(in thousands) Second Quarter 2020			*(in thousands)* Second Quarter 2019		
	Consolidated	**RentPayment**	**Excl RentPayment**	**Consolidated**	**RentPayment**	**Excl RentPayment**
Revenues	$ 92,356	$ 4,391	$ 87,965	$ 92,142	$ 3,336	$ 88,806
Operating Expenses:						
Costs of services	62,398	498	61,900	62,003	351	61,652
Salary and employee benefits	9,556	507	9,049	10,356	45	10,311
Depreciation and amortization	10,363	1,214	9,149	9,761	1,152	8,609
Selling, general and administrative	6,008	1,231	4,777	7,586	798	6,788
Total operating expenses	88,325	3,450	84,875	89,706	2,346	87,360
Income from operations	4,031	941	3,090	2,436	990	1,446
Depreciation and amortization	10,363	1,214	9,149	9,761	1,152	8,609
Other income, net	194	—	194	138	—	138
Non-cash stock-based compensation	688	—	688	1,023	—	1,023
Legal and professional fees	469	—	469	1,141	—	1,141
Legal settlements	77	100	(23)	(311)	—	(311)
Acquisition integration services	839	839	—	747	747	—
Adjusted EBITDA	**$ 16,661**	**$ 3,094**	**$ 13,567**	**$ 14,935**	**$ 2,889**	**$ 12,046**

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PRIORITY TECHNOLOGY HOLDINGS, INC.
Non-GAAP Financial Measures
Unaudited

	(in thousands) First Quarter 2020			*(in thousands)* First Quarter 2019		
	Consolidated	**RentPayment**	**Excl RentPayment**	**Consolidated**	**RentPayment**	**Excl RentPayment**
Revenues	$ 96,933	$ 3,844	$ 93,089	$ 87,646	$ 1,070	$ 86,576
Operating Expenses:						
Costs of services	66,364	374	65,990	60,106	111	59,995
Salary and employee benefits	10,129	539	9,590	10,899	1	10,898
Depreciation and amortization	10,272	1,216	9,056	8,925	465	8,460
Selling, general and administrative	6,609	1,159	5,450	6,750	15	6,735
Total operating expenses	93,374	3,288	90,086	86,680	592	86,088
Income from operations	3,559	556	3,003	966	478	488
Depreciation and amortization	10,272	1,216	9,056	8,925	465	8,460
Other income, net	241	—	241	227	—	227
Non-cash stock-based compensation	338	—	338	1,160	—	1,160
Legal and professional fees	496	—	496	1,185	—	1,185
Legal settlements	2	—	2	—	—	—
Acquisition integration services	896	896	—	—	—	—
Adjusted EBITDA	**$ 15,804**	**$ 2,668**	**$ 13,136**	**$ 12,463**	**$ 943**	**$ 11,520**

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